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                                                                 Exhibit (e)(4)

AMERICAN GENERAL
Life Companies

                            EXECUTIVE ADVANTAGE/SM/
                              PREMIUM ALLOCATION

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
Policy Number:  ____________________     Policyholder:    ____________________________________________
                                                          (Last Name, First Name, Middle Name)

Insured:        ________________________________________  Social Security No.: _______-_______-________
                (Last Name, First Name, Middle Name)
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[_]  I revoke my current Premium Allocation and direct that all future premiums be invested as described below.

Allocation of Premium

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
                                                                                                         Percent
                                                                                                         -------
GUARANTEED ACCOUNT                                _______%

  AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE
     FUNDS)                                                GOLDMAN SACHS VARIABLE INSURANCE TRUST
  Invesco Van Kampen V.I. High Yield Fund         _______%   Strategic International Equity Fund         _______%
  Invesco Van Kampen V.I. American Value Fund     _______%   Structured U.S. Equity Fund                 _______%
  ALLIANCE BERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.   JPMORGAN INSURANCE TRUST
  Growth Portfolio                                _______% Small Cap Core Portfolio                      _______%
  Growth and Income Portfolio                     _______% THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
  Large Cap Growth Portfolio                      _______%   Core Plus Fixed Income Portfolio            _______%
  Small Cap Growth Portfolio                      _______%   Emerging Markets Equity Portfolio           _______%
  AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                 Mid Cap Growth Portfolio                    _______%
  VP Income & Growth Fund                         _______%   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
  VP International Fund                           _______%   AMT Large Cap Value Portfolio               _______%
BLACKROCK VARIABLE SERIES FUNDS, INC.                        PIMCO VARIABLE INSURANCE TRUST
 BlackRock Basic Value V.I. Fund                  _______%   High Yield Portfolio                        _______%
 BlackRock Capital Appreciation V.I. Fund         _______%   Long-Term U.S. Government Portfolio         _______%
 BlackRock U.S. Government Bond V.I. Fund         _______%   Real Return Portfolio                       _______%
 BlackRock Value Opportunities V.I. Fund          _______%   Short-Term Portfolio                        _______%
  FIDELITY VARIABLE INSURANCE PRODUCTS                       Total Return Portfolio                      _______%
  VIP Balanced Portfolio                          _______%   VANGUARD VARIABLE INSURANCE FUND
  VIP Contrafund Portfolio                        _______%   Total Bond Market Index Portfolio           _______%
  VIP Index 500 Portfolio                         _______%   Total Stock Market Index Portfolio          _______%
  VIP Money Market Portfolio                      _______%   VALIC COMPANY I
  FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST       International Equities Fund                 _______%
  Developing Markets Securities Fund - Class 2    _______%   Mid Cap Index Fund                          _______%
  Foreign Securities Fund - Class 2               _______%   Small Cap Index Fund                        _______%
  Growth Securities Fund - Class 2                _______%
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As Policyholder, I represent that:

    a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.

    b) I have received copies of the current prospectuses.

    c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.

    d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.

    e) I believe that this Policy will meet my insurance needs and financial objectives.

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
----------------------------------------------           --------------------------------------------------------
Signature of Insured                                     Signature of Policyholder (If other than Insured)

____________________________ __, 2______
Date Signed
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Premium Allocation, Executive Advantage/SM/, 09/12